UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2019

ORGENESIS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54329	98-0583166
(State or other	(Commission File	(IRS Employer
jurisdiction	Number)	Identification No.)
of incorporation

20271 Goldenrod Lane, Germantown, MD 20876
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (480) 659-6404

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ORGS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 1.01 Entry into a Material Definitive Agreement.

Private Placement of 6% Unsecured Convertible Note

On May 17, 2019, Orgenesis Inc. (referred to herein as "us," "our," or the "Company") entered into a private placement subscription agreement (the "Subscription Agreement") with a non-U.S. investor (the "Investor"), pursuant to which the Company agreed to sell an aggregate principal amount of $5,000,000 in a 6% Unsecured Convertible Note (the "Convertible Note"), which is convertible, at the discretion of the Investor, into units of (1) share of common stock, par value $0.0001, of the Company ("Common Stock") at a conversion price per share equal to $7.00 and (2) a warrant, exercisable for three (3) years, to purchase an equal number of additional shares of Common Stock at a price of $7.00 per share (the "Warrants") (collectively a "Unit").

The Company received an aggregate of $5,000,000 in gross proceeds from the Investor pursuant to the sale of the Convertible Note. The Convertible Note is an unsecured obligation of the Company, accrues interest at 6% per annum and has a maturity date of May 17, 2024. At any time within five (5) years from the issuance date of the Convertible Note, the Investor may convert all or any portion of the outstanding principal amount of the Convertible Note, plus accrued interest thereon, into the securities as described above.

At any time after the first three (3) years after issuance, the entire principal amount, plus accrued and unpaid interest thereon, shall automatically convert into Units at $7.00 per share if at any time from and after the date hereof, the closing price of the Company’s Common Stock on the Nasdaq Capital Market (or other national stock exchange or market on which the Common Stock is then listed or quoted) equals or exceeds $15.00 per share (which amount may be adjusted for certain capital events, such as stock splits) for ten (10) consecutive trading days.

The Convertible Note contains standard and customary events of default including, but not limited to, failure to make payments when due, failure to observe or perform covenants or agreements contained in the Convertible Note, the breach of any material representation or warranty contain therein or the bankruptcy or insolvency of the Company. If any event of default occurs, subject to any cure period, the full principal amount, together with interest (including default interest of 12% per annum) and other amounts owing in respect thereof to the date of acceleration shall become, at the Investor’s election, immediately due and payable in cash.

The Warrants included in the Units expire three (3) years from the date of issuance and have an exercise price of $7.00 per share. If at any time from and after the date of issuance, the closing price of the Company’s Common Stock on the Nasdaq Capital Market (or other national stock exchange or market on which the Common Stock is then listed or quoted) equals or exceeds $15.00 per share (which amount may be adjusted for certain capital events, such as stock splits) for ten (10) consecutive trading days, then the Company shall have the right to require the holder to exercise all or any portion of the Warrant still unexercised for a cash exercise into shares of Common Stock in accordance with the terms of the Warrant.

The Convertible Note, the Common Stock and the Warrants issuable upon conversion of the Convertible Note, and the shares of Common Stock issuable upon exercise of such Warrants (the "Underlying Securities"), have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and were issued and sold to a non-U.S. person in reliance upon the exemption from registration contained in Regulation S promulgated under the Securities Act. The Convertible Note and Underlying Securities may not be offered or sold in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.

The foregoing summaries of the form of Subscription Agreement, the form of Convertible Note convertible into Units and the form of Warrant do not purport to be complete and are subject to, and qualified in their entirety by, the full text of such documents, copies of which will be filed as exhibits to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2019.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 is included under Item 1.01 of this Current Report on Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities.

The information required by this Item 3.02 is included under Item 1.01 of this Current Report on Form 8-K.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGENESIS INC.

Date: May 22, 2019	By:	/s/ Neil Reithinger
Neil Reithinger
Chief Financial Officer, Treasurer and
Secretary